UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

WEEDWEB, INC.
(Name of Registrant As Specified In Charter)

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	1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WEEDWEB, INC.
1101 Brickell Ave., South Tower, 8th Floor
Miami, FL 33131

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on May 28, 2015 (the “Record Date”), of shares of the common stock with voting power of WeedWeb, Inc., a Nevada corporation (the “Company”), that our Board of Directors and the majority shareholders of our common stock as of the Record Date have giving written consent as of May 28, 2015, to approve the following:

To amend the Company’s Articles of Incorporation to change our name from WeedWeb, Inc., back to Kore Resources Inc.

These actions were approved on May 28, 2015, by our Board of Directors and one shareholder who holds a majority of the Company’s voting power.  We anticipate an effective date of ____________, 2015, or as soon thereafter as practicable in accordance applicable law, including the Nevada Revised Statutes (“NRS”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the Name Change described above before they take place in accordance with the NRS and Rule 14c of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about _______________, 2015.

Please feel free to call us at (318) 470-9456 should you have any questions on the enclosed Information Statement.

Date: May 28, 2015	For the Board of Directors of WEEDWEB, INC.

	By:	/s/ Matthew Killeen
Matthew Killeen
Chief Executive Officer and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

WEEDWEB, INC.
1101 Brickell Ave., South Tower, 8th Floor
Miami, FL 33131

INFORMATION STATEMENT
(Preliminary)

May 28, 2015

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of WeedWeb, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about May 28, 2015, the Company received written consents in lieu of a meeting of Stockholders from one holder of 60,000,000 shares of common stock, representing 54.5% of the our total 110,000,000 issued and outstanding shares of common stock of the Company (the “Majority Stockholder”) to amend the Company’s Articles of Incorporation to change our name from WeedWeb, Inc., back to Kore Resources Inc. (the “Name Change”). Accordingly, your consent is not required and is not being solicited in connection with the approval.

On May 28, 2015, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the filing of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.
OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on May 28, 2015, the Company had 110,000,000 shares of Common Stock issued and outstanding.  On May 28, 2015, the holders of 60,000,000 shares of common stock (or 54.5% of the Company’s total common stock then outstanding) executed and delivered to the Company a written consent approving the Name Change.  As the Name Change was approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 110,000,000 common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share.  The consenting Majority Stockholder is the record and beneficial owner of a total of 60,000,000 shares of the Company’s common stock, which represents 54.5% of the total number of common shares.  The consenting Majority Stockholder voted in favor of the Name Change described herein in a written consent, dated May 28, 2015.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Class (1)
Common Stock	Level Up Investments, LLC (2) 7256 Post Road Montague, MI 49437	60,000,000	54.5%

1.
Percentage of class is based on 110,000,000 shares of common stock issued and outstanding as of May 28, 2015.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2.	Matt Collins has voting and investment control over shares held by Level Up Investments LLC

ACTION: TO CHANGE OUR NAME TO KORE RESOURCES INC. (THE “NAME CHANGE”)

On May 28, 2015, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding common stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change our name from WeedWeb, Inc., back to Kore Resources Inc.

To effect the name change we will file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State.  Concurrently with filing the Certificate of Amendment with the Nevada Secretary of State, we plan to notify the Financial Industry Regulatory Authority ("FINRA") of the proposed name change and to work with FINRA to obtain a new trading symbol for our common stock.

We believe that the name “WeedWeb, Inc.” no longer accurately reflects our operations and interests as we have previously announced via a Form 8-K filed with the Commission on May 5, 2015 that we have entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) with WeedWeb Inc., a privately held Delaware corporation (“WeedWeb”) and Weedweb’s controlling stockholder Mary Kay Tantum (“Tantum”).  Pursuant to this agreement, we are to unwind the share exchange transactions which were made in connection with a share exchange agreement dated June 30, 2014, among the same parties.  The decision to unwind and rescind the transaction was in large part as a result of lack or performance and lack of consideration required pursuant to the terms of the share exchange agreement.  As a result, the parties mutually concluded that rescinding the transaction was warranted in the circumstances.

As a result of unwinding the transactions, WeedWeb will no longer be our subsidiary as we have agreed to return an aggregate of 10,000,000 common shares of WeedWeb to the former shareholders of WeedWeb.  Further, the former shareholders of WeedWeb will return to us 30,000,000 shares of our common stock and WeedWeb will retain all assets necessary to effectuate its business and operations as currently conducted.  The Settlement Agreement contains a general release and covenant not to sue pursuant to which the we, WeedWeb and the WeedWeb shareholders released, and agreed not to sue with respect to, any and all rights they have against each other.  The Settlement Agreement also contains customary representations, warranties and covenants, including covenants regarding confidentiality and non-disparagement.

Shareholder approval for the name change and required amendment to our Articles of Incorporation was obtained by written consent of holders of 60,000,000 common shares, representing approximately 54.5% of our issued and outstanding shares of common stock.  The change in our name will not become effective until at least twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Nevada Secretary of State and until the name change is processed by FINRA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on May 28, 2015 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Matthew Killeen (3) 1101 Brickell Ave., South Tower, 8th Floor Miami, FL 33131	0	0%
All Directors And Officers As A Group	0	0%
Level Up Investments, LLC (4) 7256 Post Road Montague, MI 49437	60,000,000	54.5%

1.	The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

2.	Based on 110,000,000 shares of common stock outstanding as of May 28, 2015.

3.	Matthew Killeen is our President, Chief Executive Officer and a Director.

4.	Matt Collins has voting and investment control over shares held by Level Up Investments LLC

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders.  The Company anticipates that the Name Change contemplated hereby will be effected on or about the close of business on _________________, 2015.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on May 28, 2015, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the filing of the Definitive Information Statement.

This Information Statement is being mailed on or about _________________, 2015 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: May 28, 2015	For the Board of Directors of WEEDWEB, INC.

	By:	/s/ Matthew Killeen
Matthew Killeen
Chief Executive Officer and Director